Exhibit 3.3

CERTIFICATE OF LIMITED PARTNERSHIP

OF

ENDO LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, does hereby certify as follows:

1.	The name of the limited partnership is Endo LP.

2.	The address of the limited partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of the Registered Agent at such address is The Corporation Trust Company.

3.	The name and mailing address of the general partner is as follows:

ELP 2025 GP Limited

9 Great Valley Parkway

Malvern, PA 19355

4.	This Certificate of Limited Partnership is to become effective at 12:01 a.m. Eastern Time on August 1, 2025.

[Remainder of page intentionally left blank. Signature page to follow.]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership as of the 29th day of July, 2025.

ELP 2025 GP LIMITED, an Irish private company limited by shares as General Partner

By:	/s/ Alasdair John Fenlon
Name:	Alasdair John Fenlon
Title:	Authorised Officer